Exhibit 99.2 Q3:23 Results Conference Call October 30, 2023 HELPING HUMANS HEAL

Disclaimer & Cautionary Statements This presentation includes forward-looking statements. Forward-looking statements are subject to risks and uncertainties, and the Company cautions investors against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Such forward-looking statements include statements regarding: • Future sales or sales growth; • Estimates of potential market size for the Company’s current and future products; • Plans for expansion outside of the U.S.; • The effectiveness of amniotic tissue as a therapy for any particular indication or condition; • Expected spending on research and development; • The Company’s long-term strategy and goals for value creation, the status of its pipeline products, expectations for future products, and expectations for future growth and profitability 2

Disclaimer & Cautionary Statements Additional forward-looking statements may be identified by words such as believe, expect, may, plan, potential, will, preliminary, and similar expressions, and are based on management's current beliefs and expectations. Forward-looking statements are subject to risks and uncertainties, and the Company cautions investors against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ from expectations include: • Future sales are uncertain and are affected by competition, access to customers, patient access to healthcare providers, the reimbursement environment and many other factors; • The future market for the Company’s products can depend on regulatory approval of such products, which might not occur at all or when expected, and is based in part on assumptions regarding the number of patients who elect less acute and more acute treatment than the Company’s products, market acceptance of the Company’s products, and adequate reimbursement for such therapies; • The process of obtaining regulatory clearances or approvals to market a biological product or medical device from the FDA or similar regulatory authorities outside of the U.S. is costly and time consuming, and such clearances or approvals may not be granted on a timely basis, or at all, and the ability to obtain the rights to market additional, suitable products depends on negotiations with third parties which may not be forthcoming; • Whether there is full access to hospitals and healthcare provider facilities; and • The Company describes additional risks and uncertainties in the Risk Factors section of its most recent annual report and quarterly reports filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this press release and the Company assumes no obligation to update any forward- looking statement. 3

Joe Capper Chief Executive Officer

Recent Highlights Net Sales Gross Margin Net Income $81.7MM 81.9% $8.5MM Collaboration +20.7% year-over-year Free Cash Flow Adjusted EBITDA Cash $11.7MM $17.6MM $81.2MM 21.6% of net sales 5

Standard of Care Advanced Therapies Progress With Strategic Priorities Build leadership position Develop opportunities Demonstrate corporate in Wound & Surgical in adjacent markets discipline around expenses • Solid growth in all sites-of-service• Strategic realignment and • Track record of delivering strategic planning for 2024 growth, profitability and cash • Growth in Private Office, despite sharpen our focus flow continued in Q3 reimbursement noise in LCD* regions• Targeted expansion of • Balance sheet and cash flow product offering beyond improvements afford growth • Products launched in Q3:22 amniotic tissue increases optionality in support of continue to contribute to available market opportunity executing on our strategic Hospital growth and provides opportunity for priorities commercial leverage • EPIEFFECT™ launch underway • Additional opportunities for and SAWC** presence this week• Adjacencies can be pursued scale exist organically and inorganically *LCD = Local Coverage Determination 6 **SAWC = Symposium on Advanced Wound Care Fall

Doug Rice Chief Financial Officer

Q3:23 Net Sales Site-of-Service Product Mix & Year/Year Growth $81.7 Other $67.7 $11.4MM +44% Private Hospital Office $47.4MM $23.0MM +18% +17% Q3:22 Q3:23 Third consecutive quarter of 20%+ year-over-year net sales growth 8 $ millions

Q3:23 Gross Profit & Gross Margin $67 Q3:23 gross profit growth driven by higher net sales $56 Gross margin was roughly flat at 81.9% versus the prior year period at 82.0%, due to improvements in yield, partially offset by production variances and a ~82% last time buy related to a contract that concluded Gross margins Remain focused on driving gross margin percentage back into the mid-80s over the long term Q3:22 Q3:23 9 9 $ millions

Q3:23 Operating Expenses Q3:22 $53.5 $52.6 Q3:23 Post-realignment R&D spend and continued commercial leverage as the business scales driving $6.0 $3.2 profitability % of net sales 79% 64% 9% 4% R&D SG&A $17.6 $8.5 Achieved positive GAAP net $2.4 income and an Adjusted EBITDA margin above 20% in Q3:23 -$8.4 4% % of net sales -12% 10% 22% Adjusted EBITDA Net Income/Loss 10 $ millions $ millions

Improving Balance Sheet & Cash Flows Unlock Opportunities for Growth Net Cash Free Cash Flow $32.2 $11.7 $24.7 $7.5 $19.8 $17.4 $0.6 $12.5 -$4.6 -$6.3 Q3:22 Q4:22 Q1:23 Q2:23 Q3:23 Q3:22 Q4:22 Q1:23 Q2:23 Q3:23 11 *Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures, including purchases of equipment. See our Earnings Release for the quarter ended September 30, 2023 for a reconciliation to the nearest GAAP measure. $ millions $ millions

Joe Capper Chief Executive Officer

Q3:23 Summary Q3:23 & YTD:23 Net Sales Growth Above 20% Year- Over-Year Continued Demonstration of Leverage with Increasing Scale Q3 & YTD 2023 Q3:23 Adjusted EBITDA of $17.6 Million (21.6% of Net Results Sales) Show Clear Momentum Cash Balance Increase of 23% Since Year End 2022 Continued Roll Out of New Products in the U.S., Including EPIEFFECT on October 1, 2023 13

* 2023 Outlook as of October 30, 2023 Looking to cap off a strong 2023 Anticipate Full Year 2023 Now Expect Cash to Exceed Expect Adjusted EBITDA Revenue Growth Percentage $80 Million by End of 2023 Margin in 2H:23 to be Above in the High-Teens 20% Revenue Growth Profitability Cash Generation *2023 Outlook provided as of October 30, 2023. Actual results may differ. We are not able to provide a reconciliation of our Adjusted EBITDA margin expectation to the corresponding GAAP measure without unreasonable effort because of the uncertainty and variability of the nature and amount of the non-recurring and other items that are excluded from such non-GAAP financial measures. Such adjustments 14 in future periods are generally expected to be similar to the kinds of charges excluded from such non-GAAP financial measures in prior periods. The exclusion of these charges and costs in future periods could have a significant impact on our non-GAAP financial measures.

Closing Remarks & Q&A